Exhibit 10.20(f)

AMENDMENT TO CONSULTING AGREEMENT AND SIDE LETTERS

This AMENDMENT TO CONSULTING AGREEMENT AND SIDE LETTERS (this “Agreement”) is dated as of August 23, 2022 by and between ADAMAS ONE CORP., a Nevada corporation (the “Company”), and the undersigned consultant (the “Consultant”). Each of the Company and the Consultant are a “Party” to this Agreement, and one or more of them, as the context shall require, are the “Parties” hereto.

RECITALS:

WHEREAS, the Parties are party to that certain Consulting Agreement, dated as of June 3, 2021, as amended by that certain (i) Amendment to Consulting Agreement, dated as of March 30, 2022, (ii) Second Amendment to Consulting Agreement, dated as of April 25, 2022, (iii) Third Amendment to Consulting Agreement, dated as of May 16, 2022, (iv) Fourth Amendment to Consulting Agreement, dated as of June 17, 2022, and (v) Fifth Amendment to Consulting Agreement, dated as of July 19, 2022 (collectively, the “Consulting Agreement”);

WHEREAS, the Company and Target Capital 3, LLC (“Target Capital”) are parties to those certain side letters dated as of May 24, 2021 and June 3, 2021, each as amended by that certain (i) amendment to letter agreements, dated as of March 30, 2022, (ii) amendment to letter agreements, dated as of April 25, 2022, (iii) amendment to letter agreements, dated as of May 16, 2022, (iv) amendment to letter agreements, dated as of June 17, 2022, (v) amendment to letter agreements, dated as of July 19, 2022 (collectively, the “Side Letters”);

WHEREAS, the Consulting Agreement and the Side Letters contain certain true-up rights with respect to shares of common stock of the Company issued to the Consultant in connection with the Consulting Agreement (collectively, the “True-Up Provisions”);

WHEREAS, the Side Letters contain certain guaranteed return rights with respect to shares of common stock of the Company issued to the Consultant in connection with the Consulting Agreement (the “Guaranteed Return Provisions”);

WHEREAS, the consulting services provided by the Consultant to the Company have terminated; and

WHEREAS, in connection with the termination of the consulting services, the Parties desire to amend the Consulting Agreement and the Side Letters to delete the True-Up Provisions and the Guaranteed Return Provisions.

NOW, THEREFORE, for and in consideration of the mutual covenants contained herein and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1.       Defined Terms. Capitalized terms used but not defined in this Agreement shall have the meaning given to such capitalized terms in the Consulting Agreement and the Side Letters.

2.       True-Up Provisions. The True-Up Provisions set forth in the Consulting Agreement and the Side Letters are hereby deleted in their entirety.

3.       Guaranteed Return Provisions. The Guaranteed Return Provisions set forth in the Side Letters are hereby deleted in their entirety.

4.       Ratification of Consulting Agreement and Side Letters. Except as provided herein, the terms and provisions of the Consulting Agreement and the Side Letters shall remain unchanged and shall remain in full force and effect.

5.       Entire Agreement. This Agreement supersedes and merges all prior and contemporaneous promises, representations and agreements. No modification of this Agreement or of the Consulting Agreement, the Side Letters, or any other document related thereto, or any waiver of rights under any of the foregoing, shall be effective unless made by supplemental agreement, in writing, executed by the Consultant (or Target Capital with respect to the Side Letters) and the Company. The Consultant and the Company further agree that this Agreement may not in any way be explained or supplemented by a prior, existing, or future course of dealings between the parties or by any prior, existing, or future performance between the parties pursuant to this Agreement or otherwise.

6.       Notices. Any notice or communication required or permitted hereunder or under the Consulting Agreement or the Side Letters shall be given in writing and sent in the manner required pursuant thereto.

7.       Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all Parties hereto had signed the same document. All such counterparts shall be construed together and shall constitute one instrument, but in making proof hereof it shall only be necessary to produce one such counterpart. Fax or electronic copies of a document shall be deemed an original for all purposes.

8.       Severability. If any covenant, condition, or provision herein contained is held to be invalid by final judgment of any court of competent jurisdiction, the invalidity of such covenant, condition, or provision shall not in any way affect any other covenant, condition, or provision herein contained.

9.       Representation by Counsel. The Parties acknowledge and confirm that each of their respective attorneys have participated jointly in the review and revision of this Agreement and that it has not been written solely by counsel for one Party. The Parties hereto therefore stipulate and agree that the rule of construction to the effect that any ambiguities are to or may be resolved against the drafting Party shall not be employed in the interpretation of this Agreement to favor either Party against the other.

10.     Governing Law. This Agreement and the rights and duties of the parties hereunder shall be governed for all purposes by the law of the State of Arizona and the law of the United States applicable to transactions within said State, without giving effect to principles of conflicts of law.

11.     Successors and Assigns. The terms and provisions hereof shall be binding upon and inure to the benefit of the Parties hereto and their respective successors. This Agreement is not assignable by the Company.

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IN WITNESS WHEREOF, this Agreement is executed on and is effective as of August 23, 2022.

ADAMAS ONE CORP.,
as the Company

By:	/s/ John G. Grdina
Name:	John G. Grdina
Title:	Chief Executive Officer

ALCHEMY ADVISORY LLC
As the Consultant

By:	/s/ Dmitriy Shapiro
Name:	Dmitriy Shapiro
Title:	Founder

Signature Page to Amendment to Consulting Agreement and Side Letters